EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS

           We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Old National Bancorp of our report dated January 26, 2000 relating to the financial statements appearing in Old National Bancorp's Annual Report on Form 10-K for the year ended December 31, 1999 and of our report dated March 10, 2000 relating to the supplemental consolidated financial statements appearing in Old National Bancorp's current Report on Form 8-K filed April 19, 2000.







                                          /s/ PRICEWATERHOUSECOOPERS LLP
                                          ------------------------------
                                          PricewaterhouseCoopers LLP

     Chicago, Illinois
     May 22, 2000